Exhibit 99.1

Press Release

For further information:

Don M. Hardison
Chief Executive Officer
EXACT Sciences Corporation
P: (508) 683-1270
E: dhardison@exactsciences.com

EXACT Sciences Corporation Announces Regulatory

Update Conference Call

MARLBOROUGH, Mass — (June 9, 2006) — EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it will host a regulatory and operational update call on Monday, June 12, 2006 at 4:30 p.m. ET.

Information for the June 12, 2006 regulatory and operational update call is as follows:

Domestic callers:  866-713-8562
International callers:  617-597-5310
Participant Passcode:  91103158

The conference call replay information is as follows:

Domestic callers:  888-286-8010
International callers:  617-801-6888
Participant Passcode:  99055067

A live webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link. The conference call and the webcast are open to all interested parties. An archived version of the webcast will be available at EXACT Sciences’ Web site, www.exactsciences.com, through the Investor Relations link, for one month. A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer. Certain of its technologies have been licensed to Laboratory Corporation of America Holdings (LabCorp) for a stool-based DNA screening assay for colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. PreGen-Plus™ has not been approved or cleared by the Food & Drug Administration.

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